Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment"), is made this 23 day of August, 2011, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture (as "Landlord") and Siemens Real Estate, a Division of Siemens Corporation (as "Tenant").

W I T N E S S E T H:

WHEREAS, NBS Orlando Quad 14, LLC ("NBS") and the Tenant's predecessor-in-interest, Siemens Shared Services, LLC, did enter into that certain Lease Agreement (the "Original Lease"), dated as of April 23, 2002, for space in that certain building (the "3500 Building") at 3500 Quadrangle Boulevard, Orlando, Florida, as more particularly described in the Original Lease (the "Premises).

WHEREAS, NBS did convey its interest in the Building and Original Lease to Landlord.

WHEREAS, the Lease was amended by that certain First Amendment to Lease Agreement (the "First Amendment"), dated as of August 27, 2007, for space at 3626 Quadrangle Boulevard, Orlando, Florida.

WHEREAS, the Lease was further amended by that certain Second Amendment to Lease Agreement (the "Second Amendment"), dated as of May 20, 2009.

WHEREAS, the Original Lease as modified by the First and Second Amendments, is herein sometimes collectively referred to as the "Lease".

WHEREAS, Landlord and Tenant desire to modify and amend the Lease, in the manner and for the purposes herein set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.Effective Date. The effective date of this Third Amendment (the "Effective Date") shall be October 1, 2011. This Third Amendment shall be binding on the parties hereto upon the execution and delivery of this Third Amendment by all parties hereto, notwithstanding that the Effective Date shall be a later date.

2.Premises. Tenant hereby leases and rents from Landlord, and Landlord hereby leases and rents to Tenant, the same space as leased by Tenant under the Lease, being 7,076 rentable square feet, in that certain building located at 3626 Quadrangle Square (which building is adjacent to the 3500 Building and which building is owned by the same owner as the 3500 Building), as well as 52,125 rentable square feet in the 3500 building, for a total of 59,201 rentable square feet leased by Tenant (collectively, the "Premises").

3.Lease Extension Term. The term of lease for the Premises shall be extended by five (5) months (the "Extension Term"), through February 29, 2012, unless sooner terminated in accordance with the Lease. Tenant has no further rights to extend or renew the term of the Lease.

4.Base Rent. The Premises shall be leased at the rate of Base Rent on a per square foot per annum basis for the Extension Term, and Tenant hereby covenants and agrees to pay Landlord, the amounts as follow:

Period	Annual Base Rent (per square foot, per annum)	Monthly Base Rent
October 1, 2011 - February 29, 2012	$16.50	$82,401.38

Such Base Rent, together with any applicable sales tax due or payable on Base Rent, shall be payable by Tenant at the times and in the manner that Rent is paid under the Original Lease, from and after the Effective Date. Upon request of either Landlord or Tenant, Landlord will forward to Tenant, Landlord's account information and wire transfer instructions so that Tenant can pay all Base Rent and Additional Rent by wire transfer of immediately available federal funds.

5.Operating Costs and Taxes. (a) Tenant's Share of Operating Costs, as defined in the Original Lease, shall be due from Tenant with respect to the Premises for the Short Extension Term, in the same manner and at the same time as such Operating Costs are due with respect to the Premises, under the Original Lease.

(b)    Tenant's Share of Taxes, as defined in the Original Lease, shall be due from Tenant with respect to the Premises for the Short Extension Term, in the same manner and at the same time as such Taxes are due with respect to the Premises, under the Original Lease.

6.No Tenant Improvement Allowance. Tenant has been in occupancy of and shall take and accept the Premises in its current, "as is" condition. Work in the Premises, if any, shall be performed under Tenant's supervision and direction (and Landlord shall not be responsible for such work). Work shall take place while Tenant is in occupancy of the Premises. Work shall be performed based upon plans approved by Landlord, in Landlord's reasonable discretion, at reasonable times, using contractors and subcontractors consented to by Landlord, in Landlord's reasonable judgment.

7.Landlord Access. (a) Landlord and its agents shall have the right to enter the Premises at all reasonable times (upon reasonable notice except in cases of emergency) for the purpose of examining or inspecting the same, provided, however, that Landlord shall not inspect the Premises more often than is commercially reasonable unless Landlord has given written notice to Tenant of a specific issue or problem with the Premises which Landlord knows or suspects to be present which, if not cured, would constitute a default under this Lease, to supply any service to be provided by Landlord to Tenant hereunder or any other tenants, to show the same to prospective purchasers of the Property, to show the same to prospective tenants for the Building, and make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or to the Building as may be required of Landlord pursuant to this Lease or as Tenant and Landlord may otherwise agree. Landlord's entry to the Premises shall be subject to Tenant's reasonable security procedures in effect from time to time, and may require Landlord and its invitees to be accompanied by a Tenant representative, but the unavailability of a representative of Tenant (during normal business hours) may not be used to limit the entry rights of Landlord or its agents hereunder and, in commercially reasonable secure areas Tenant may require execution of commercially customary nondisclosure agreements or security clearance. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises.

(b) Tenant acknowledges and accepts that signs and displays advertising the Premises for lease, may be placed at reasonable locations outside the Premises and around the 3500 Building by Landlord and its agents, and that there will also be created and distributed electronic and paper-based marketing materials, in support of such leasing efforts by Landlord and its agents.

8.Broker Disclosure. Jones Lang LaSalle, a real estate broker licensed in the State of Florida, has acted for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Princeton Group (Leo Orsi), a real estate broker licensed in the State of Florida, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. If the State of Florida provides for broker liens, Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Building is located, to extinguish any lien claims such broker may have in connection with this Third Amendment.

9.Tenant Entity. For the avoidance of doubt and notwithstanding the title of the Tenant as set forth in the first paragraph of this First Amendment, the Tenant entity under this Lease is Siemens Corporation, a Delaware corporation.

10.Defined Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Original Lease.

11.No Other Modifications. Except as expressly modified by this Third Amendment, the Lease remains unmodified and in full force and effect.

12.Transfer, Successors and Assigns. This Third Amendment shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective transfers, successors and assigns.

13.Time of Essence. Time is of the essence of this Third Amendment.

14.Florida Law. This Third Amendment shall be construed and interpreted under the laws of the State of Florida.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be executed under seal and delivered, on the day and year first above written.

"Landlord"

FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randall D. Fretz
Name:    Randall D. Fretz
Title: Sr. Vice President

By:	Wells Real Estate Fund XIV, L.P., a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randall D. Fretz
Name:    Randall D. Fretz
Title: Sr. Vice President

[TENANT'S SIGNATURE ON FOLLOWING PAGE]

[TENANT SIGNATURE PAGE FOR THIRD AMENDMENT TO LEASE AGREEMENT]

"Tenant"

Siemens Real Estate, a Division of Siemens Corporation, a Delaware corporation

By: /s/ Jeffrey S. Scholl
Name: Jeffrey S. Scholl
Title: Finance Executive

Attest:    /s/ A. Tuzzolo
Name: A. Tuzzolo

By: /s/ Alex Robertson
Name: Alex Robertson
Title: General Manager

Attest: /s/ Dana Dorsey
Name: Dana Dorsey

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